Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2016

DURHAM, N.C., April 26, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $367 million for its third quarter of fiscal 2016, ended March 27, 2016. This compares to revenue of $410 million reported for the third quarter of fiscal 2015, and $436 million reported for the second quarter of fiscal 2016. GAAP net income for the third quarter of fiscal 2016 was $152 thousand, or $0.00 per diluted share, compared to GAAP net income of $476 thousand, or $0.00 per diluted share, for the third quarter of fiscal 2015. On a non-GAAP basis, net income for the third quarter of fiscal 2016 was $17 million, or $0.17 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2015 of $25 million, or $0.22 per diluted share.

“Q3 operating results were in-line with the preliminary estimates we provided on April 5th,” stated Chuck Swoboda, Cree Chairman and CEO. “I believe we’ve addressed the root causes that led to our recent business challenges. We improved customer responsiveness in March, and we’re optimistic that this, combined with new product momentum, will drive sequential growth in fiscal Q4.”

Q3 2016 Financial Metrics
(in thousands, except per share amounts and percentages)

	Third Quarter
	2016	2015*	Change
	(unaudited)	(unaudited)
Revenue, net	$366,919	$409,519	$(42,600)	(10)%
GAAP
Gross margin	29.7%	30.6%
Operating margin	(1.2)%	0.3%
Net income (loss)	$152	$476	$(324)	(68)%
Earnings (loss) per diluted share	$—	$—	$—	—
Non-GAAP
Gross margin	30.6%	31.3%
Operating margin	4.5%	6.3%
Net income	$16,943	$24,727	$(7,784)	(31)%
Earnings per diluted share	$0.17	$0.22	$(0.05)	(23)%
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

•	Gross margin decreased from 30.8% in Q2 of fiscal 2016 to 29.7% on a GAAP basis and decreased from 31.6% to 30.6% on a non-GAAP basis.

•	Cash and investments increased by $3 million from Q2 of fiscal 2016 to $620 million.

•	Accounts receivable, net decreased by $4 million from Q2 of fiscal 2016 to $179 million, with days sales outstanding of 44.

•	Inventory increased by $18 million from Q2 of fiscal 2016 to $298 million and represents 104 days of inventory.

•	Cash from operations was $15 million, free cash flow was $(6) million and share repurchases were $18 million for Q3 of fiscal 2016.

Recent Business Highlights:

•
Expanded our lighting product portfolio with the introduction of Essentia® by Cree, a new brand of commercial lighting products that offer a broad range of high quality lighting solutions at a great value;

•
Introduced the Cree® RSWTM LED Street Luminaire, the first of a generation of streetlights that deliver LED energy savings and reliability in a warm color temperature that is preferred in many residential applications;

•
Announced SmartCast® Power over Ethernet (PoE), an intuitively simple, scalable and open platform that enables the Internet of Things (IoT) for buildings through better light, and SmartCast® Manager, innovative software that unlocks the potential of better LED technology as the engine of limitless applications beyond light;

•
Released the next generation of the XLamp® XP-G platform, the XLamp XP-G3 LED, which delivers 31 percent more lumens than our prior generation, as well as improved lumen density, voltage characteristics and reliability;

•	Announced TrueWhitePlusTM Technology, a spectral control breakthrough that sets a new standard for what is possible with LED light;

•	Introduced two new XLamp CXA2 high density LED arrays that double lumen output and deliver the highest lumen density in the industry for their LES (light emitting surface) size;

•	Announced an agreement with Pilot Flying J, the largest operator of travel centers in North America, to install indoor and outdoor LED lighting at select locations.

Business Outlook:

For its fourth quarter of fiscal 2016 ending June 26, 2016, Cree targets revenue in a range of $370 million to $395 million, with GAAP gross margin targeted to be 30.7%+/- and non-GAAP gross margin targeted to be 31.5%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $3 million, while our non-GAAP targets do not. GAAP operating expenses are targeted to be approximately $117 million, and non-GAAP operating expenses are targeted to be approximately $98 million. The GAAP tax rate is targeted at 19%+/- and the non-GAAP tax rate is targeted at 16.0%+/- for the fourth quarter of fiscal 2016. GAAP net (loss) income is targeted at $(3) million to $3 million, or $(0.03) to $0.03 per diluted share, excluding any net changes associated with Cree’s Lextar investment. Non-GAAP net income is targeted in a range of $16 million to $22 million, or $0.16 to $0.22 per diluted share. The GAAP and non-GAAP per diluted share targets are based on an estimated 101 million diluted weighted average shares. Targeted non-GAAP earnings exclude $0.19 per diluted share of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and any net changes associated with Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. EST today to review the highlights of the fiscal 2016 third quarter results and the fiscal 2016 fourth quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications. Cree believes in better light experiences and is delivering new innovative LED technology that transforms the way people experience light through high-quality interior and exterior LED lighting solutions.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will continue to suffer if new issues arise regarding the new ERP system we implemented in the third quarter of fiscal 2016 for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our equity method investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, Essentia®, SmartCast® and XLamp® are registered trademarks and RSW™ and TrueWhitePlus™ are trademarks of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015*	March 27, 2016	March 29, 2015*
Revenue, net	$366,919	$409,519	$1,228,214	$1,250,348
Cost of revenue, net	257,886	284,371	854,163	853,119
Gross profit	109,033	125,148	374,051	397,229
Gross margin percentage	29.7%	30.6%	30.5%	31.8%

Operating expenses:
Research and development	41,871	43,823	127,363	137,537
Sales, general and administrative	64,489	71,860	214,443	213,927
Amortization or impairment of acquisition-related intangibles	7,318	6,749	21,442	19,743
(Gain) loss on disposal or impairment of long-lived assets	(104)	1,459	16,483	3,641
Total operating expenses	113,574	123,891	379,731	374,848

Operating (loss) income	(4,541)	1,257	(5,680)	22,381
Operating income percentage	(1.2)%	0.3%	(0.5)%	1.8%

Non-operating income (expense), net	717	(866)	(14,075)	3,766
(Loss) income before income taxes	(3,824)	391	(19,755)	26,147
Income tax (benefit) expense	(3,976)	(85)	(8,860)	2,739
Net income (loss)	$152	$476	$(10,895)	$23,408

Diluted earnings (loss) per share	$—	$—	$(0.11)	$0.20

Shares used in diluted per share calculation:	101,221	111,590	102,157	116,304
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 27, 2016	June 28, 2015*

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$620,450	$713,191
Accounts receivable, net	178,606	186,157
Income tax receivable	12,261	—
Inventories	297,860	280,576
Deferred income taxes	—	39,190
Prepaid expenses	20,755	29,932
Other current assets	57,807	54,851
Assets held for sale	5,700	4,353
Total current assets	1,193,439	1,308,250
Property and equipment, net	612,072	635,072
Goodwill	618,828	616,345
Intangible assets, net	309,919	310,729
Other long-term investments	41,661	57,595
Deferred income taxes	28,578	8,951
Other assets	9,648	11,091
Total assets	$2,814,145	$2,948,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$129,963	$163,128
Accrued salaries and wages	45,993	45,415
Income taxes payable	—	2,035
Other current liabilities	42,046	44,208
Total current liabilities	218,002	254,786

Long-term liabilities:
Long-term debt	225,000	200,000
Deferred income taxes	1,270	10,211
Other long-term liabilities	16,416	21,084
Total long-term liabilities	242,686	231,295

Shareholders’ equity:
Common stock	124	131
Additional paid-in-capital	2,336,099	2,285,554
Accumulated other comprehensive income, net of taxes	7,206	5,798
Retained earnings	10,028	170,469
Total shareholders’ equity	2,353,457	2,461,952
Total liabilities and shareholders’ equity	$2,814,145	$2,948,033
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and nine months ended March 27, 2016 and the three and nine months ended March 29, 2015. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment.  As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	March 27, 2016	March 29, 2015	Change
Lighting Products revenue	$187,714	$224,109	$(36,395)	(16)%
Percent of revenue	51%	55%
LED Products revenue	150,189	154,384	(4,195)	(3)%
Percent of revenue	41%	38%
Power and RF Products revenue	29,016	31,026	(2,010)	(6)%
Percent of revenue	8%	7%
Total revenue	$366,919	$409,519	$(42,600)	(10)%

	Nine Months Ended
	March 27, 2016	March 29, 2015	Change
Lighting Products revenue	$690,715	$677,363	$13,352	2%
Percent of revenue	56%	54%
LED Products revenue	451,759	479,851	(28,092)	(6)%
Percent of revenue	37%	38%
Power and RF Products revenue	85,740	93,134	(7,394)	(8)%
Percent of revenue	7%	8%
Total revenue	$1,228,214	$1,250,348	$(22,134)	(2)%

	Three Months Ended
	March 27, 2016	March 29, 2015*	Change
Lighting Products gross profit	$48,808	$58,315	$(9,507)	(16)%
Lighting Products gross margin	26.0%	26.0%
LED Products gross profit	52,102	55,358	(3,256)	(6)%
LED Products gross margin	34.7%	35.9%
Power and RF Products gross profit	13,477	16,484	(3,007)	(18)%
Power and RF Products gross margin	46.4%	53.1%
Unallocated costs	(5,354)	(5,009)	(345)	7%
Consolidated gross profit	$109,033	$125,148	$(16,115)	(13)%
Consolidated gross margin	29.7%	30.6%
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

	Nine Months Ended
	March 27, 2016	March 29, 2015*	Change
Lighting Products gross profit	$190,531	$178,608	$11,923	7%
Lighting Products gross margin	27.6%	26.4%
LED Products gross profit	156,489	182,406	(25,917)	(14)%
LED Products gross margin	34.6%	38.0%
Power and RF Products gross profit	42,146	51,601	(9,455)	(18)%
Power and RF Products gross margin	49.2%	55.4%
Unallocated costs	(15,115)	(15,386)	271	(2)%
Consolidated gross profit	$374,051	$397,229	$(23,178)	(6)%
Consolidated gross margin	30.5%	31.8%
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

Reportable Segments Description

The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED components, LED chips, and silicon carbide materials. The Company's Power and RF Products segment includes power devices and RF devices.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income (loss) must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less stock-based compensation expense, amortization or impairment of acquisition-related intangibles and net changes associated with equity method investments.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquisition-related intangibles, asset retirement charges, gains or charges associated with LED business restructuring, net changes associated with equity method investments, recognition of deferred Initial Public Offering (IPO) costs and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Asset retirement charges. Cree has recognized charges for the impact of the decision to abandon or retire certain property and equipment prior to the end of their estimated useful lives. Because these charges relate to assets which have been or will be retired prior to the end of their estimated useful lives, Cree does not consider these charges to be reflective of ongoing operating results.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring which was completed during Cree's second quarter of fiscal 2016 reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring include the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Net changes associated with equity method investments. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for under the equity method utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Recognition of deferred IPO (Initial Public Offering) costs. The Company has recognized an expense for previously deferred IPO costs due to the delay in the anticipated timing of the planned initial public offering of Wolfspeed, our Power and RF Products segment, as required by SEC guidance. Cree excludes the impact of this expense as Cree does not consider this charge to be reflective of ongoing operating results.

Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense, amortization or impairment of acquisition-related intangibles and net changes associated with equity method investments in future periods, including income taxes associated with all of the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015*	March 27, 2016	March 29, 2015*
GAAP gross profit	$109,033	$125,148	$374,051	$397,229
GAAP gross margin percentage	29.7%	30.6%	30.5%	31.8%
Adjustment:
Stock-based compensation expense	3,077	3,158	$9,224	$9,511
Non-GAAP gross profit	$112,110	$128,306	$383,275	$406,740
Non-GAAP gross margin percentage	30.6%	31.3%	31.2%	32.5%
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

Non-GAAP Operating Income

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015*	March 27, 2016	March 29, 2015*
GAAP operating (loss) income	$(4,541)	$1,257	$(5,680)	$22,381
GAAP operating income percentage	(1.2)%	0.3%	(0.5)%	1.8%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3,077	3,158	9,224	9,511
Research and development	3,694	4,212	10,554	12,795
Sales, general and administrative	8,084	8,694	24,538	26,954
Total stock-based compensation expense	14,855	16,064	44,316	49,260
Amortization or impairment of acquisition-related intangibles	7,318	6,749	21,442	19,743
Asset retirement charges	—	1,744	—	3,139
LED business restructuring charges (gains)	(1,139)	—	17,576	—
Recognition of deferred IPO costs	—	—	1,810	—
Total adjustments to GAAP operating income	21,034	24,557	85,144	72,142
Non-GAAP operating income	$16,493	$25,814	$79,464	$94,523
Non-GAAP operating income percentage	4.5%	6.3%	6.5%	7.6%
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.

Non-GAAP Non-Operating Income, net

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015	March 27, 2016	March 29, 2015
GAAP non-operating income (loss), net	$717	$(866)	$(14,075)	$3,766
Adjustment:
Net changes associated with equity method investments	210	2,224	15,892	3,701
Non-GAAP non-operating income, net	$927	$1,358	$1,817	$7,467

Non-GAAP Net Income

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015*	March 27, 2016	March 29, 2015*
GAAP net (loss) income	$152	$476	$(10,895)	$23,408
Adjustments
Stock-based compensation expense	14,855	16,064	44,316	49,260
Amortization or impairment of acquisition-related intangibles	7,318	6,749	21,442	19,743
Net changes associated with equity method investments	210	2,224	15,892	3,701
Asset retirement charges	—	1,744	—	3,139
LED business restructuring charges (gains)	(1,139)	—	17,576	—
Recognition of deferred IPO costs	—	—	1,810	—
Total adjustments to GAAP net income before provision for income taxes	21,244	26,781	101,036	75,843
Income tax effect **	(4,453)	(2,530)	(22,109)	(8,582)
Non-GAAP net income	$16,943	$24,727	$68,032	$90,669

Earnings per share
Non-GAAP diluted net income per share	$0.17	$0.22	$0.67	$0.78

Shares used in diluted net income per share calculation
Non-GAAP shares used	101,221	111,590	102,157	116,304
*As revised to reflect the correction of an immaterial error. For additional information, see the Company’s Form 10-Q for the quarterly period ended March 27, 2016 to be filed with the Securities and Exchange Commission on April 27, 2016.
**Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended		Nine Months Ended
	March 27, 2016	March 29, 2015	March 27, 2016	March 29, 2015
Cash flows from operations	$14,967	$65,647	$138,763	$93,699
Less: PP&E spending	(17,888)	(44,902)	(99,692)	(158,277)
Less: Patents spending	(3,406)	(4,946)	(11,034)	(14,550)
Total free cash flow	$(6,327)	$15,799	$28,037	$(79,128)

Source: Cree, Inc.